                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 10, 1998

                        Leading-Edge Earth Products, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Oregon                93-67656-S                     93-1002429
------------------------      ------------             ------------------------
(State of incorporation)      (Commission              (I.R.S. Employer ID No.)
                              file number)

                   319 Nickerson St., #186, Seattle, WA 98109
              ----------------------------------------------------
              (Address of principal executive offices ) (Zip Code)

                     Issuer's telephone number 800-788-3599

                                    no change
          -------------------------------------------------------------
          (former name or former address, if changed since last report)

                                 8-K INFORMATION

Item 5. Other Events. See Attachment.

                                              Leading-Edge Earth Products, Inc.

Date: December 10, 1998                       Grant C. Record, Secretary


                                 8-K ATTACHMENT

The Company this date possesses certified documentation from its suppliers and contract testing facilities reflecting the following performance levels of its current product:

NON-COMBUSTIBLE; Class 1, flame resistant, certified to American Standard Testing Methods (ASTM) E-84 @ Flame spread =20 and Smoke =100 @ 4" thickness.

INSULATION R FACTOR; certified to American Standard Testing Methods (ASTM) C-518 @ 7.25 R per inch (0.138K).

WATER IMPERMEABILITY; certified to American Standard Testing Methods (ASTM) D-2856 @ greater than 90% closed cell (this means water impermeable).

ROT AND INSECT RESISTANCE; certified to be a Polymer plastic/Metal material which is 100% rot and Insect resistant.

COMPRESSIVE STRENGTH OF RIGID FOAM; certified to American Standard Testing Methods (ASTM) D-1621 compressive strength @ 20 PSI, which supports tested load-bearing properties of final product that was certified by a leading US university on November 9, 1998.

STAND-ALONE STRUCTURAL CAPACITIES; certified to American Standard Testing Methods (ASTM) E-72 at:

1.   14,000 to 16,000 lbs. for full-wall load bearing (eccentrically loaded);
2. 30,000 to 50,000 lbs. point loads over center of 2 1/2"-square integrated support column (eccentrically loaded);
3. 9,000 to 10,000 lbs. point loads over mid-section of panel joinery with no additional integral or external supports (eccentrically loaded). --

RESILIENCY; recovery of transverse deflection after load removal, certified to American Standard Testing Methods (ASTM) E-72 for full-load-bearing and point-load certification (unsupported panel system) at recovery values ranging from 99.9% to 93.8%, with the mean average of 9 tests being 98.1%.

STRENGTH-TO-WEIGHT RATIO; certified to American Standard Testing Methods (ASTM) E-72 testing procedures for full-wall-load-bearing and point-load certifications (unsupported Panel Sections) at:

1. 9,000 lbs. load bearing/136 lbs. weight of panel section = 66.2 (Minimum) This means the wall panel section supported 66.2 times its weight;
2. 16,000 lbs. load bearing/136 lbs. weight of panel section = 117.6 (Maximum) This means the wall panel section supported 117.6 times its weight.

The above certifications can be reviewed at the Company's facilities on a need to know basis, by contacting the Company's CEO at the corporate voice mail, 1-800-788-3599.